Exhibit 24-a


                              POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS:

        THAT, WHEREAS, SBC COMMUNICATIONS INC., a Delaware corporation, hereinafter referred to as the "Corporation," proposes to file with the Securities and Exchange Commission at Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 for the issuance of up to twenty-four million (24,000,000) shares of the Corporation's Common Stock pursuant to the SBC Savings Plan, the SBC Savings and Security Plan, the Pacific Telesis Group 1994 Stock Incentive Plan, the Pacific Telesis Group Stock Option and Stock Appreciation Rights Plan, the Pacific Telesis Group Non-Employee Director Stock Option Plan, the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried Employees, the Pacific Telesis Group Supplemental Retirement and Savings Plan for Non-Salaried Employees, and the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried and Non-Salaried Employees (Leveraged ESOP) (the "Plans"); and

        WHEREAS, the undersigned is an officer and a director of the Corporation;

        NOW, THEREFORE, the undersigned hereby constitutes and appoints James
D. Ellis, Donald E. Kiernan, Alfred G. Richter, Jr., Roger W. Wohlert, or any one of them, all of the City of San Antonio and State of Texas, his attorneys for him and in his name, place and stead, and in each of his offices and capacities in the Corporation, to execute and file such Registration Statement, and thereafter to execute and file any and all amended registration statements and amended prospectuses or amendments or supplements to any of the foregoing, hereby giving and granting to said attorneys full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and concerning the premises, as fully to all intents and purposes as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set his hand the 31st day of January 1997.

                              /s/ Edward E. Whitacre, Jr.

                              Edward E. Whitacre, Jr.
                              Chairman of the Board and
                              Chief Executive Officer